Exhibit 107.1

Calculation of Filing Fee Tables

S-3

(Form Type)

Incyte Corporation

(Exact Name of Registrant as Specified in its Charter)

Table 1:Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, $.001 par value per share	457(a)	33,433,028 shares	$72.77(1)	$ 2,432,921,448	$0.0000927	$ 225,831.82
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts					$ 2,432,921,448		$ 225,831.82
	Total Fees Previously Paid							—
	Total Fee Offsets							$ 225,831.82
	Net Fee Due							$ 0

(1)	The Maximum Aggregate Offering Price Per Unit is estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933 (the “Securities Act”) based on the average of the high and low prices of the registrant’s common stock, $.001 par value per share (the “Common Stock”), on The Nasdaq Global Select Market on February 4, 2022.
(2)	As set forth in Table 2, a registration fee of $328,097.16 was paid in connection with the registration of 33,433,028 shares of Common Stock registered by the registrant under the registration statement on Form S-3 (File No. 333-229682) and that remain unsold. Pursuant to Rule 457(p) under the Securities Act, the registrant is applying $225,831.82 of such amount to offset the fee due upon the registration of the shares of Common Stock registered by the registration statement to which this Exhibit 107.1 relates.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	Incyte Corporation	S-3	333-229682	Feb. 14, 2019		$328,097.16	Equity	Common stock, $.001 par value per share	33,433,028 shares	N/A
Fee Offset Sources	Incyte Corporation	S-3	333-229682		Feb. 14, 2019						$ 981.36
	Incyte Corporation	424B7	333-209694		Mar. 10, 2017						$ 327,115.80

In accordance with Instruction 3.C.i, to Form S-3, the offering of 33,433,028 shares of Common Stock registered pursuant to the Registration Statement on Form S-3 (File No. 333-229682) and that remain unsold will be deemed terminated as of the date of effectiveness of the registration statement to which this Exhibit 107.1 relates.

Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date